UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2009 (March 26, 2009)

China Automotive Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-3123	33-0885775
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)	Identification No.)	Identification No.)

No. 1 Henglong Road, Yu Qiao Development Zone
Shashi District, Jing Zhou City
Hubei Province
People’s Republic of China
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code (86) 27-5981 8527

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Conditions

On March 26, 2009, China Automotive Systems, Inc., the “Company”, issued a press release announcing its results for the fourth quarter and fiscal year ended December 31, 2008.  The press release is attached as Exhibit 99.1 to this report on Form 8-K.

The information in this Current Report included in this Item 2.02, including the exhibit included herewith, is furnished pursuant to Item 2.02 and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section.

Item 8.01	Other Events

Following the filing of the Company’s annual report on Form 10-K for the fourth quarter and fiscal year ended December 31, 2008 with the Securities and Exchange Commission on March 26, 2009, the Company, on March 27, 2009 China time, received a letter from YA Global Investments, L.P., “YA Global”, dated March 26, 2009 via fax, electing to exercise its redemption right and requiring the Company to redeem in cash, all amounts outstanding under the aggregate $5 million Convertible Notes purchased by YA Global.

The Company is now seeking legal advice in connection with this matter and will communicate with YA Global promptly in order to clarify YA Global’s position.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No	Description
99.1	Press Release of China Automotive Systems, Inc., dated March 26, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Automotive Systems, Inc.
(Registrant)

Date: March 27, 2009	By:	/s/ Hanlin Chen
Hanlin Chen
Chairman

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